UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of Amplifier Business

As previously announced, on October 10, 2013, Oclaro Technology Limited, a company incorporated under the laws of England and Wales (“Oclaro Technologies”) and a wholly-owned subsidiary of Oclaro, Inc. (the “Company”), and II-VI Incorporated, a Pennsylvania corporation (“II-VI”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby Oclaro Technologies will sell to II-VI and certain of its affiliates the Company’s optical amplifier and micro-optics business, consisting of the Company’s amplifier, related subsystems and micro-optics product lines, including intellectual property, inventory and equipment (the “Business”) for $88.6 million in cash (the “Transaction”).

On November 1, 2013 and in accordance with the Purchase Agreement, Oclaro Technologies completed the sale of the Business to II-VI for aggregate consideration of $88.6 million, consisting of $79.6 million in cash, subject to inventory valuation adjustments after closing, and $4 million, subject to hold-back by II-VI until December 31, 2014 to address any post-closing claims. The $5.0 million previously paid by II-VI for the option to purchase the Business was credited against the $88.6 million purchase price.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2013.

Item 7.01 Regulation FD Disclosure

On November 1, 2013, the Company issued a press release announcing that it closed the sale of the Business. A copy of the Company’s press release announcing the closing of the sale of the Business is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Oclaro, Inc., and are adjusted to give effect to the Transaction under the Purchase Agreement. As specified in Article 11 of Regulation S-X, the unaudited pro forma consolidated statements of operations for the fiscal year 2013 are adjusted to reflect the Transaction as if it occurred on July 1, 2012. The unaudited pro forma consolidated statement of financial position is adjusted to reflect the Transaction as if it occurred on June 29, 2013, the last day of the most recently filed period.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not indicative of the operating results and financial position that might have been achieved had the Transaction occurred as of an earlier date, nor are they indicative of operating results and financial position that may occur in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the Annual Report on Form 10-K for the fiscal year ended June 29, 2013.

OCLARO, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended June 29, 2013

(in thousands, except per share data)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Revenues	$586,028	$(93,903)	$492,125
Cost of revenues	521,626	(71,904)	449,722

Gross profit	64,402	(21,999)	42,403
Operating expenses:
Research and development	100,820	(12,325)	88,495
Selling, general and administrative	91,363	(4,378)	86,985
Amortization of intangible assets	5,305	—	5,305
Restructuring, acquisition and related costs	(6,301)	(915)	(7,216)
Flood-related income, net	(29,510)	—	(29,510)
Impairment of goodwill, other intangible	27,561	—	27,561
Gain on sale of property and equipment	(80)	—	(80)

Total operating expenses	189,158	(17,618)	171,540

Operating loss	(124,756)	(4,381)	(129,137)
Other income (expense):			—
Interest expense, net	(4,499)	—	(4,499)
Loss on foreign currency translation	(14,310)	—	(14,310)
Other expense	(2,527)	—	(2,527)
Gain on bargain purchase	24,866	—	24,866

Total other income (expense)	3,530	—	3,530

Loss before income taxes	(121,226)	(4,381)	(125,607)
Income tax provision	1,519	—	1,519

Net loss	$(122,745)	$(4,381)	$(127,126)

Net loss per share
Basic	$(1.40)	$(0.05)	$(1.45)
Diluted	(1.40)	(0.05)	(1.45)
Shares used in computing net loss per share:
Basic	87,770		87,770
Diluted	87,770		87,770

See accompanying Notes.

OCLARO, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

June 29, 2013

(in thousands, except par value)

	As Reported	Pro Forma Adjustments (2)	Pro Forma Adjustments (3)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$84,635	$—	$84,600	$169,235
Restricted cash	2,719	—	—	2,719
Short-term investments	200	—	—	200
Accounts receivable, net of allowances for doubtful accounts and sales returns of $2,993 and $3,206 in 2013, and including $2,975 due from related parties at June 29, 2013	100,853	—	—	100,853
Inventories	118,099	(8,225)	—	109,874
Prepaid expenses and other current assets	35,095	(494)	4,000	38,601

Total current assets	341,601	(8,719)	88,600	421,482

Property and equipment, net	91,332	(6,741)	—	84,591
Other intangible assets, net	10,233	—	—	10,233
Other non-current assets	6,728	—	—	6,728

Total assets	$449,894	$(15,460)	$88,600	$523,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, including $2,246 due to related parties at June 29, 2013	$96,472	$—	$—	$96,472
Accrued expenses and other liabilities	58,798	—	—	58,798
Capital lease obligations, current	8,281	—	—	8,281
Notes payable	24,647	—	—	24,647
Credit line payable	39,964	—	—	39,964

Total current liabilities	228,162	—	—	228,162

Deferred gain on sale-leasebacks	10,477	—	—	10,477
Convertible notes payable	22,990	—	—	22,990
Capital lease obligations, non-current	9,914	—	—	9,914
Other non-current liabilities	24,219	—	—	24,219

Total liabilities	295,762	—	—	295,762

Commitments and contingencies
Stockholders’ equity:
Preferred stock: 1,000 shares authorized; none issued and outstanding	—	—	—	—
Common stock: $0.01 par value per share; 175,000 shares authorized and 92,766 shares issued and outstanding as of June 29, 2013	928	—	—	928
Additional paid-in capital	1,429,155	—	—	1,429,155
Accumulated other comprehensive income	39,368	—	—	39,368
Accumulated deficit	(1,315,319)	(15,460)	88,600	(1,242,179)

Total stockholders’ equity	154,132	(15,460)	88,600	225,884

Total liabilities and stockholders’ equity	$449,894	$(15,460)	$88,600	$523,034

See accompanying Notes.

OCLARO, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	Adjustments to eliminate the Business’ revenues and direct expenses from Oclaro’s historical financial results as a result of the disposition.
(2)	Adjustments to eliminate the Business’ assets and liabilities from Oclaro’s historical net assets as a result of the disposition of the Business.
(3)	Adjustments to reflect the other effects of the disposition, including the cash proceeds of $79.6 million received at closing, $4.0 million, subject to hold-back by II-VI until December 31, 2014 to address any post-closing claims, and $5.0 million paid by II-VI for the option to purchase the Business.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: November 7, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by the Company on November 1, 2013.